Exhibit 99.1

NEWS

COLUMBIA LABORATORIES REPORTS
FOURTH QUARTER AND YEAR-END 2008 FINANCIAL RESULTS

Management will host Conference Call at 11:00 AM ET Today

LIVINGSTON, NJ— March 5, 2009—Columbia Laboratories, Inc. (Nasdaq: CBRX) today announced results for the fourth quarter and fiscal year ended December 31, 2008.

2008 Highlights
  Net revenues increased 23% from 2007 to $36.3 million.
  Net revenues from CRINONE® and PROCHIEVE® (Progesterone Products), increased 18% from 2007 to $24.1 million.
  Improved net loss of $14.1 million ($0.27 per basic and diluted share) versus a net loss of $14.3 million ($0.23 per basic and diluted share) in 2007.
Fourth Quarter Highlights
  Net revenues of $7.1 million.
  Net revenues from US sales of CRINONE® and PROCHIEVE® increased 11% from the fouth quarter of 2007.
  Net loss of $3.4 million ($0.06 per basic and diluted share) unchanged from a net loss of $3.4 million ($0.07 basic and diluted share) in the fourth quarter of 2007.
  Entered a collaborative agreement with the National Institutes of Health (NIH) for the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy.
  Anthony R. Campbell, a long time investor in Columbia, was elected to the Company's Board of Directors, bringing to seven the number of independent directors on Columbia's eight-person Board.
“2008 was another landmark year for Columbia,” stated Robert S. Mills, Columbia’s president and chief executive officer.  “We posted record revenues for the second consecutive year, with underlying growth in both of the primary areas of our business. We expect continued growth of our progesterone franchise in 2009 and beyond as we execute our strategy to build CRINONE® market share and develop PROCHIEVE® 8% to prevent preterm birth in women with a short cervix.  We are pleased that the NIH elected to collaborate on the PREGNANT Study; NIH participation underscores the importance of Columbia’s research and, assuming positive data, should have a significant impact on physicians’ adoption of our product.  We expect this study, which increased from 300 to 450 patients with the NIH collaboration, will be fully enrolled in late 2009; and we look forward to reporting study results next year.”

Columbia Laboratories Reports Fourth Quarter and Year-End 2008 Financial Results                                                                                                                                                               Page 2 of 6
March 5, 2009

Fourth Quarter Financial Results
Net revenues for the fourth quarter of 2008 were $7.1 million compared to $8.3 million for the fourth quarter of 2007.  This 15% decrease was due to a 45% decrease in sales of CRINONE® to Merck Serono, Columbia’s foreign marketing partner for this product.  This significant decrease for the quarter results from the timing of their orders (as discussed below sales to Merck Serono for the year were up 13%).  This was partially offset by an 11% increase in sales of CRINONE® and PROCHIEVE® 8% in the US.  As a result, net revenues from Progesterone Products were $5.2 million in the fourth quarter of 2008, a 20% decrease from net revenues from Progesterone Products of $6.5 million in the fourth quarter of 2007.

Net revenues from Columbia’s Other Products (RepHresh®, Replens®, and STRIANT®) were $1.9 million in the fourth quarters of both 2008 and 2007.  A 39% increase in net revenues from RepHresh® and Replens® from Lil’ Drug Store Products, Inc. (LDS) was offset by the absence of royalty revenues from Ardana for STRIANT® in Europe in the fourth quarter of 2008.  Ardana royalty revenues were $0.2 million in the prior year period.  Ardana filed for bankruptcy in June 2008 and Columbia has terminated their STRIANT® license in Europe.  US STRIANT® revenues were unchanged from 2007 levels.

Gross profit as a percentage of net sales was 69% versus 71% in the fourth quarter of 2007.

Total operating expenses decreased 15% to $7.3 million in the fourth quarter of 2008 from $8.5 million in the prior year period.

•	Selling and distribution expenses decreased 9% to $2.9 million in the fourth quarter of 2008 from $3.2 million in the fourth quarter of 2007 as a result of lower marketing expenses.

•	General and administration costs were $2.0 million in the fourth quarters of both 2008 and 2007.

•
Research and development costs decreased 40% to $1.2 million in the fourth quarter of 2008 from $2.0 million in the fourth quarter of 2007.  The higher 2007 expense included costs for the clinical trial of lidocaine for dysmenorrhea, which concluded in the third quarter of 2008.

•	The Company amortized $1.3 million in the fourth quarters of both 2008 and 2007 for the US rights to CRINONE®.

•
Other income and expense for 2008 netted $1.9 million versus $1.7 million in 2007.  The increase was primarily due to lower interest income, which is a function of lower interest rates and lower invested balances.

•	State income taxes represent the sale of New Jersey net operating losses. In 2008, the sale generated $0.9 million in proceeds versus $0.8 million in 2007.

As a result, the Company reported a net loss of $3.5 million, or $0.06 per basic and diluted share, for the fourth quarter of 2008, as compared to a net loss of $3.4 million, or $0.07 per basic and diluted share, for the fourth quarter of 2007.

Full Year Financial Results
Net revenues for the year ended December 31, 2008, were $36.3 million, an increase of 23% compared to net revenues of $29.6 million for the year ended December 31, 2007.

Columbia Laboratories Reports Fourth Quarter and Year-End 2008 Financial Results                                                                                                                                                               Page 3 of 6
March 5, 2009

Net revenues from Progesterone Products increased 18% to $24.1 million from $20.5 million in 2007.  US sales of CRINONE® and PROCHIEVE® 8% increased by 21% and sales of CRINONE® to Merck Serono for foreign markets increased 13% from 2007 levels.

Net revenues from Other Products increased 33% to $12.2 million from $9.2 million in 2007.  The increase primarily reflects the recognition in the third quarter of 2008 of $2.9 million in deferred revenue from STRIANT® licensing fees from Ardana, which entered bankruptcy in June 2008.  A 7% increase in RepHresh® and Replens® revenues from LDS and a 6% increase in STRIANT® sales over 2007 levels also contributed to the overall increase in net revenues.

Gross profit as a percentage of net revenues was 70% in both 2008 and 2007.

Total operating expenses were $32.7 million, a 14% increase compared to $28.7 million in the prior year.

•
Selling and distribution expenses were $12.8 million, a 27% increase from $10.1 million in 2007.  The increase primarily reflects the full year effect of the sales force expansion in the second half of 2007 and, to a lesser extent, increased marketing expenses in 2008.

•	General and administration expenses increased 10% to $8.6 million from $7.8 million in 2007, reflecting higher professional fees for legal and accounting.

•
Research and development costs increased by 7% to $6.2 million from $5.8 million in 2007.  The increase is primarily related to contracted services for medical science liaisons, partially offset by the timing of clinical trial costs for the lidocaine clinical trial and the PREGNANT Study, both of which were in start-up phases in 2007.

•	The Company amortized $5.0 million in both 2008 and 2007 for the US rights to CRINONE®.

•	Other income and expense netted $7.7 million in 2008 versus $7.0 million in 2007, primarily reflecting lower interest income in 2008 due to lower interest rates and lower invested balances.

As a result, the Company reported a net loss of $14.1 million, or $0.27 per basic and diluted share, for 2008 as compared to a net loss of $14.3 million, or $0.28 per basic and diluted share, for 2007.

As of December 31, 2008, Columbia had cash and cash equivalents of $12.5 million.

Quarterly Conference Call
As previously announced, Columbia Laboratories will hold a conference call to discuss financial results of the fourth quarter and year ended December 31, 2008, as follows:

Access information
Date:	Thursday, March 5, 2009
Time:	11:00 AM EST
Dial-in numbers:	(800) 289-0438 (U.S./Canada) or (913) 312-0658
Live webcast:	www.cbrxir.com, under "Events"

The teleconference replay will be available two hours after completion through Thursday, March 12, 2009 at (888) 203-1112 (U.S. only) or (719) 457-0820. The replay passcode is 5195475.  The archived webcast and slide presentation will be available for one year on the Company’s investor website, www.cbrxir.com, under "Events."

Columbia Laboratories Reports Fourth Quarter and Year-End 2008 Financial Results                                                                                                                                                               Page 4 of 6
March 5, 2009

About Columbia Laboratories
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology.  Columbia markets CRINONE® 8% (progesterone gel) and PROCHIEVE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency.  The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men.  The Company’s partners market CRINONE® 8%, STRIANT®, and three other products to additional U.S. and foreign markets.  The Company is conducting, in collaboration with the NIH, the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy.  For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about Columbia Laboratories, Inc.’s expectations regarding the Company’s strategic direction, prospects and future results, and clinical research programs, which statements are indicated by the words "will," "plan," "expect" and similar expressions.  Such forward-looking statements involve certain risks and uncertainties; actual results may differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® 8% (progesterone gel), PROCHIEVE® 8% (progesterone gel), and STRIANT® (testosterone buccal system) in the U.S.; the successful marketing of CRINONE® 8% by Merck Serono, and RepHresh® and Replens® by Lil’ Drug Store Products, Inc; the timely and successful development of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy; including the ongoing Phase III PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% in short cervix patients; success in obtaining acceptance and approval of new products and new indications for current products by the FDA and international regulatory agencies; our ability to obtain financing in order to fund our operations and repay our debt as it comes due; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

PROCHIEVE®, CRINONE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

RepHresh® and Replens® are registered trademarks of Lil’ Drug Store Products, Inc.

Contact:
James A. Meer, Senior Vice President, CFO & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860

Melody A. Carey, Co-President
Rx Communications Group, LLC
(917) 322-2571

Financial Tables Follow

Columbia Laboratories Reports Fourth Quarter and Year-End 2008 Financial Results                                                                                                                                                               Page 5 of 6
March 5, 2009

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	(audited)		(unaudited)
	2008	2007	2008	2007

NET REVENUES	$36,340,132	$29,627,638	$7,069,551	$8,347,925
COST OF REVENUES	10,934,615	9,014,540	2,165,119	2,409,982
Gross profit	25,405,517	20,613,098	4,904,432	5,937,943

OPERATING EXPENSES:
Selling and distribution	12,796,636	10,111,796	2,894,274	3,203,470
General and administrative	8,615,381	7,824,741	1,986,732	2,011,406
Research and development	6,206,157	5,778,641	1,154,208	1,975,384
Amortization of license right	5,044,728	5,005,768	1,261,182	1,261,182
Total operating expenses	32,662,902	28,720,946	7,296,396	8,451,441
Loss from operations	(7,257,385)	(8,107,848)	(2,391,964)	(2,513,498)
OTHER INCOME (EXPENSE):
Interest income	299,805	979,953	50,309	240,058
Interest expense	(7,882,183)	(7,946,048)	(2,010,670)	(2,037,312)
Other, net	(100,516)	(5,440)	37,149	81,082
Total Other Income/Expense	(7,682,894)	(6,971,535)	(1,923,212)	(1,716,172)
Net loss before taxes	(14,940,279)	(15,079,383)	(4,315,176)	(4,229,671)
State income tax benefits	863,770	787,593	863,770	787,593
Net loss	$(14,076,509)	$(14,291,790)	$(3,451,406)	$(3,442,078)
NET LOSS PER COMMON SHARE:	$(0.27)	$(0.28)	$(0.06)	$(0.07)
(Basic and diluted)
WEIGHTED AVERAGE	52,439,327	51,124,266	53,527,662	51,624,297
NUMBER OF COMMON
SHARES OUTSTANDING
(Basic and diluted)

Columbia Laboratories Reports Fourth Quarter and Year-End 2008 Financial Results                                                                                                                                                       Page 6 of 6
March 5, 2009

	December 31, 2008	December 31, 2007
	(audited)	(audited)

ASSETS
Current assets-
Cash and cash equivalents	$12,497,382	$17,221,811
Accounts receivable, net	3,562,277	3,810,993
Inventories	2,377,139	3,047,129
Prepaid expenses and other current assets	1,102,525	1,287,300
Total current assets	19,539,323	25,367,233
Property and equipment, net	821,857	651,967
Intangible assets, net	23,815,060	28,859,788
Other assets	1,446,249	1,710,289
TOTAL ASSETS	$45,622,489	$56,589,277

LIABILITIES AND STOCKHOLDERS’ EQUITY (AND DEFICIENCY)
Current liabilities-
Current portion of financing agreements	$168,034	$3,786,538
Accounts payable	2,085,463	2,215,942
Accrued expenses	4,980,643	4,903,881
Total current liabilities	7,234,140	10,906,361
Notes payable – long term note	30,074,966	27,536,178
Deferred revenue	305,433	3,580,880
Long-term portion of financing agreements	13,126,210	11,425,601
TOTAL LIABILITIES	50,740,749	53,449,020
COMMITMENTS AND CONTINGENCIES
Contingently Redeemable Series C Preferred Stock
775 and 1,125 shares issued and outstanding in 2008 and 2007 respectively (liquidation preference $775,000 and $1,125,000)	775,000	1,125,000
Stockholders’ equity (deficiency)
Preferred stock, $0.01 par value; 1,000,000 shares authorized:
Series B Convertible Preferred Stock, 130 shares issued and outstanding 2008 and 2007 (liquidation preference of $13,000)	1	1
Series E Convertible Preferred Stock, 59,000 and 63,547 shares issued and outstanding in 2008 and 2007, respectively.	590	635
(liquidation preference of $5,900,000 and $6,354,700)
Common stock, $0.01 par value; 100,000,000
authorized: 54,007,579 and 51,730,151 shares issued	540,076	517,302
Capital in excess of par value	228,686,942	222,376,941
Less cost of 63,644 and 18,000 treasury shares	(189,229)	(54,030)
Accumulated deficit	(235,109,705)	(221,033,196)
Accumulated other comprehensive income	178,065	207,604
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(5,893,260)	2,015,257
TOTAL LIABILITIES AND EQUITY	$45,622,489	$56,589,277